Exhibit 99.1
Unlocking Potential

2 Unlocking Potential Peter G. Humphrey President & Chief Executive Officer

Forward-looking information Statements contained in this presentation which are not historical facts and which pertain to future operating results of Financial Institutions, Inc. and its subsidiaries constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve significant risks and uncertainties. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically the Company's last filed Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections or forward looking statements. The Company assumes no obligation to update any information presented herein. 3

Financial Institutions, Inc.* 4 NASDAQ FISIMarket capitalization $194.3 mil. Recent price $17.7952-week range $ 9.71- $ 19.94Annual dividend rate $ 0.40Dividend yield 2.25%Shares outstanding 10.9 mil. * Pricing as of Mid-Day July 20, 2010 UNLOCKING POTENTIAL

Financial Institutions, Inc.* 5 Shares held by: # of % of Holders Shares Institutions 70 49.5 Insiders 23 9.0 UNLOCKING POTENTIAL

Investor Highlights



- Extensive Retail Delivery Network
- Stable Regional Economy
- Investment Portfolio Quality
- Loan Portfolio Quality
- Capital & Liquidity
- Solid & Sustainable Core Earnings
- Effective Risk Management
- Experienced Management Team

Financial Institutions, Inc.® UNLOCKING POTENTIAL 6

Extensive Retail Delivery Network • 10,000 square-mile operating footprint 14 contiguous counties in Upstate NY Over 50 branches and over 70 ATMs Scale to Compete 7

Stable Upstate Regional Economy 8 Employment Levels Higher than the National Average. Non-Prime Loan activity is 60% less than the National Average. Housing Prices are trending More Positive than the National trend. UNLOCKING POTENTIAL

Improved Securities Portfolio Quality (CHART) (CHART) 9 UNLOCKING POTENTIAL $678.9 million 2007 2010 $755.1 million Improved Risk Profile Sacrificed Yield for Quality December 31 June 30

UNLOCKING POTENTIAL 10 Loan Quality $ millions 2008 2009 Q1-2010 Q2-2010 Non Performing Loans Non Performing Loans Non Performing Loans Non Performing Loans Non Performing Loans Balances $8.2 $8.7 $6.7 $11.4 * Percent .73% .69% .53% .88% Net Loan Charge-Offs Net Loan Charge-Offs Net Loan Charge-Offs Net Loan Charge-Offs Net Loan Charge-Offs Balances $3.3 $5.7 $.6 $.9 Percent .32% .47% .18% .27% Allowance for Loan Losses Allowance for Loan Losses Allowance for Loan Losses Allowance for Loan Losses Allowance for Loan Losses Balances $18.7 $20.7 $20.6 $21.8 Percent 1.67% 1.64% 1.62% 1.69% * Includes one commercial loan of $5 million

UNLOCKING POTENTIAL 11 Capital Highlights As of 6/30/2010 Common Equity $ 157.9 million Preferred Equity $ 53.6 million Total Equity $ 211.5 million Leverage Ratio 8.45 % Total Risk Based Ratio 13.99 % Key Capital Ratios 2008 2009 Q2 - 2010 Leverage 8.05% 7.96% 8.45% Tier I Risk-based 11.83% 11.95% 12.73% Total Risk-based 13.08% 13.21% 13.99%

Liquidity Self-Funding Capacity UNLOCKING POTENTIAL 12 70% Net Loan to Deposit ratio Over $ 200 million in liquidity to fund loan growthLittle Dependence on Wholesale Funding

Solid Core Earnings 13 Improved Net Income / EPSStrong Net Interest Income Slightly Asset Sensitive Low Cost Core DepositsDisciplined Expense ControlQuality Loan Growth - Balanced Loan Portfolio UNLOCKING POTENTIAL

UNLOCKING POTENTIAL 14 Financial Highlights Category 2008 2009 Q4, 2009 Q1, 2010 Q2, 2010 EPS - Diluted ($2.54) $.99 $.42 $.40 $.39 NET INCOME ($millions)(Loss in brackets) ($26.2) $14.4 $5.4 $5.3 $5.2 Net Interest Income (millions) $65.3 $72.3 $19.2 $19.3 $19.7 Net Interest Margin 3.93% 4.04% 4.06% 4.12% 4.09%

Strong Net Interest Margin UNLOCKING POTENTIAL 15 (CHART)

Low Cost Core Deposits 16 UNLOCKING POTENTIAL (CHART) $1.8 billion Growth All deposit categories

Efficiency Ratio Expense as a Percent of Income UNLOCKING POTENTIAL 17 (CHART)

Loan Growth Portfolio and Sold & Serviced UNLOCKING POTENTIAL 18 (CHART) 1,624

Balanced Loan Portfolio 19 UNLOCKING POTENTIAL (CHART) Data as of 6/30/2010

Indirect Auto Loans UNLOCKING POTENTIAL 20

Indirect Auto Loans UNLOCKING POTENTIAL 21 Following consolidation, we decided to focus and expand our Indirect Lending activities in early 2006. Large Market Opportunity with a changing competitive landscape Retail loans naturally provide risk dispersion. Favorable Margins Availability of Local Expertise

Indirect Auto Loans UNLOCKING POTENTIAL 22 Slow and Deliberate Approach In-Market Dealer Network We deal with franchise new car dealerships. Underwriting is consistent with our Retail Loan Underwriting practices.

Indirect Auto Loans New Loan Production (CHART) UNLOCKING POTENTIAL 23 $ millions $199.7

Indirect Auto Loans Balances (CHART) UNLOCKING POTENTIAL 24 $ millions Indirect loans make up 29% of all loan balances.Portfolio increased 38% in 2009

Indirect Auto Loans Market Potential* UNLOCKING POTENTIAL 25 Category Category Market Potential New York State (excluding NYC) New York State (excluding NYC) $8 billion Share based upon filings: Share based upon filings: Market Share Upstate New York 277,000 filings 2.46% Buffalo 4.14% 4.14% Rochester 3.99% 3.99% Syracuse 2.83% 2.83% * Data Source: AutoCount (c) Lien Filing Database, all Data through December 2009

Indirect Auto Loans Loan Performance UNLOCKING POTENTIAL 26 Category 2006 2007 2008 2009 YTD, 2010 Delinquency % 1.24% .87% .31% .42% .16% Non-Accrual % .16% .21% .18% .18% .13% TOTAL 1.40% 1.08% .49% .60% .29% Net Losses .32% .65% .80% .83% .82% Solid PerformanceStrong Trends

Indirect Auto Loans Peer Group Comparison Deliquency Rates* UNLOCKING POTENTIAL 27 Entity December December Entity 2008 2009 FSB .49% .60% Banks 3.50% 3.39% Captives 4.14% 4.35% Credit Unions 2.27% 2.40% Substantially Stronger than our Peers * Data Source: Experian

Effective Risk Management



- Liquidity Risk
- Credit Risk
- Interest Rate Risk
- Compliance Risk
- Regulatory Risk
- Operating Risk
- Legal Risk
- Reputational Risk

Financial Institutions, Inc.
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28

Management Team 29 Management Succession Management Experience Improving Bench Strength UNLOCKING POTENTIAL

Unlocking Potential